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                                                                    Exhibit 99.2


                                (HOMESTORE LOGO)

                        HOMESTORE SETTLEMENT WITH CENDANT
                               QUESTIONS & ANSWERS
                                AUGUST 6, 2003

Q: WHAT ARE THE MATERIAL TERMS OF THE SETTLEMENT WITH CENDANT?

A: Homestore and Cendant have resolved Cendant's potential claims related to the Move.com acquisition, which occurred in early 2001. In exchange for a covenant not to sue related to the transaction, Homestore has agreed to terminate and replace certain existing agreements with Cendant.

Specifically, Homestore and Cendant have agreed to terminate the original Stockholders' Agreement, Master Operating Agreement and Marketplace Agreements and to enter into a new Registration Rights Agreement, Option Agreement, Listings License Agreement and Source Code License and Maintenance Services Agreement.

Settlement Agreement:

      - Cendant agrees not to sue Homestore or its officers, directors and other related parties with respect to the Move.com Group acquisition and Homestore's prior restatement of its financial statements, except in the following limited circumstance.

      - Cendant retains the right to sue Homestore for contribution, indemnification, or similar relief if Cendant is held liable for or settles claims against it in the securities class action lawsuit currently pending in the U.S. District Court in San Francisco (the "Securities Class Action Lawsuit"). Cendant was previously dismissed, with prejudice, as a defendant. That dismissal is subject to appeal to the United States Court of Appeals for the Ninth Circuit. If Cendant is reinstated as a defendant in the Securities Class Action Lawsuit and is held liable for or settles claims against it in that case, Cendant may be entitled to seek indemnification, contribution or similar relief from Homestore up to the extent of its actual damages.

      - In addition, if Cendant is not permitted to share in any subsequent potential settlement of the Securities Class Action Lawsuit (which would occur if it is reinstated as a defendant), Homestore has agreed to pay to Cendant the amount of consideration that Cendant would have been entitled to receive from that portion of the class action settlement fund provided by Homestore, had Cendant been a class member and Cendant's proof of claim been accepted in full.

      - Homestore released all claims against Cendant and its related parties relating to the Move.com acquisition (including derivative claims, to the extent permitted by law).

      - Homestore will prepay an approximate $1.5 million obligation under an existing insurance contract that would otherwise be payable over 3 years.

      - As a result of the termination of the original Marketplace Agreement, all required co-marketing provisions are eliminated.


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HOMESTORE SETTLEMENT WITH CENDANT                                         PAGE 2
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AUGUST 6, 2003


New Registration Rights and Termination of Stockholders Agreement with
Cendant:

      - As soon as practicable, Homestore will file to register for possible resale Cendant's approximately 18.3 million shares of Homestore common stock with the expenses of registration to be paid by Homestore. If the registration statement is not effective on or before October 14, 2003 or if Homestore's shares are delisted from The NASDAQ Small Cap Market, Homestore will be required to pay Cendant liquidated damages of approximately $18,000 per business day, up to a maximum of $7.5 million. Homestore's obligation to pay liquidated damages will terminate if the registration statement has remained continuously effective and useable for a period of 6 consecutive months and Homestore has not been delisted during that time. Cendant may request one underwritten offering pursuant to the registration statement, with underwriters to be chosen by Cendant.

      - As a result of the termination of the Stockholders Agreement between Homestore and Cendant, all voting and transfer restrictions and standstill protections applicable to shares of Homestore common stock held by Cendant are eliminated.

New Option Agreement:

      - Cendant has granted Homestore an option (exercisable in whole or in part) to acquire approximately 7.26 million Cendant-owned Homestore shares at fair market value as established on the date of exercise. The option expires in 60 days.

Replacement of Master Operating Agreement with New Listing License Agreement:

      - Non-exclusive data license to use listing and broker agent data on any of Homestore's websites where REALTOR.com(R) listings are displayed replaces prior exclusive 40-year data license.

      - Cendant is not obligated to provide any data to the extent Homestore can obtain the same data under one of its MLS agreements.

      -     Cendant receives right to terminate the license on 90 days notice.

      - Homestore is prohibited from charging referral fees during the term of the agreement and for a period of 3 years following termination.

      - Also for a period of 3 years following termination, Cendant cannot directly or indirectly take action to reduce the quality, quantity, substance, accuracy or timelines of listings available to Homestore from any MLS, or Cendant, or its franchisees.

New Source Code License and Maintenance Services Agreement:

      - Homestore will provide to Cendant the source code for certain of Homestore's Top Producer(R) Online(TM) contact management software products. Cendant may use the source code to maintain, modify, and upgrade the customized Top Producer Online software products previous licensed to Cendant.

      - Cendant agrees not to develop or promote a competitive online real estate CRM system for 2 years.

      - Homestore will receive $2.25 million in fees for maintenance and upgrades over the next 3 years.


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HOMESTORE SETTLEMENT WITH CENDANT                                         PAGE 3
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Q:  HOW MUCH WILL THE SETTLEMENT WITH CENDANT COST HOMESTORE?

A: Homestore has no out-of-pocket costs for the settlement with Cendant other than costs in registering Cendant's existing common stock, prepayment of an obligation under an existing insurance contract totaling about $1.5 million and expenses incurred in negotiating the settlement. Homestore does have contingent obligations to Cendant depending upon Cendant's eventual status in the Securities Class Action Lawsuit and Homestore's ability to register their shares.

In addition, Homestore has relinquished certain data rights under the terminated Master Operating Agreement and rights under other agreements that were entered into at the time of the Move.com Group acquisition. As a result, certain intangible assets associated with those rights no longer have value, so Homestore has determined that it will record a $12.2 million one-time, non-cash, impairment charge in its second quarter financial statements that will be released next week.

Q:  WHAT WERE CENDANT'S CLAIMS RELATED TO THE MOVE.COM ACQUISITION?

A: Homestore provided Cendant with customary representations and warranties related to its financial statements at the time of the Move.com acquisition. In March 2002, Homestore restated its financial results for 2000 and the first three quarters of 2001, including periods prior to the Move.com acquisition. As a result, Cendant alleged that Homestore had breached its representations.

Q:  WHY DID HOMESTORE AGREE TO SETTLE THESE CLAIMS NOW?

A: Homestore needs to devote its full attention to serving customers, not engaging in expensive and uncertain litigation. While certain defenses may have been available to Homestore, in the near-term and the long-term, Homestore management decided that improving its relationship with Cendant and Cendant's owned brokerages, their independent franchisees and individual agents was a significant priority and that the use of Homestore's resources in protracted litigation did not benefit customers or shareholders.

Q:  CAN CENDANT STILL SUE HOMESTORE?

A: Cendant has agreed not to sue Homestore regarding any matters related to the Move.com acquisition or the restatement of Homestore's financial statements, but, as noted above, Cendant retains certain rights to seek recovery of damages if they are found to be liable in, or settle, the Securities Class Action Lawsuit.

Q: HOW DOES THE REPLACEMENT OF THE EXISTING MASTER OPERATING AGREEMENT WITH A NEW LISTINGS LICENSE AGREEMENT IMPACT HOMESTORE'S COMPETITIVE POSITION?

A: REALTOR.com(R) has never actually received any listings data from Cendant. Rather, Homestore directly collects the listings data primarily from MLSs, and in several instances from individual brokers. Homestore expects to continue to use this method. For a minimum of three years, Cendant has agreed to take no action that would adversely impact Homestore's ability to continue aggregating listings from the MLSs.

Homestore also believes that the combination of market-leading traffic, and its no referral fee business model will encourage Cendant, as well as other market participants, to ensure that their listings are given the broadest possible distribution by residing on REALTOR.com(R).


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HOMESTORE SETTLEMENT WITH CENDANT                                         PAGE 4
QUESTIONS & ANSWERS CONTINUED
AUGUST 6, 2003


Finally, it is believed that consumers will continue to find real estate listings in multiple locations. This includes franchise and broker sites, individual agent sites, and in some cases, MLS sites. Homestore is committed to assisting the industry drive traffic and, ultimately, customers, to industry sites in a very cost effective manner.

Q: WILL THE NON-EXCLUSIVE LICENSE HURT HOMESTORE'S ABILITY TO OBTAIN LISTINGS FOR REALTOR.COM(R)?

A: Homestore does not expect so. REALTOR.com(R) has always received its listings data directly from the over 800 MLSs the Company has agreements with, so this change in the agreement does not have an immediate effect.

Q: WHAT ARE CENDANT'S INTENTIONS REGARDING ITS OWNERSHIP OF HOMESTORE COMMON STOCK?

A: Homestore does not know. What is known is that Homestore and its employees are working to improve the value of its common stock for all shareholders, including Cendant. The settlement grants Cendant more flexibility in determining what to do with their shares, as Homestore will be registering those shares as soon as practicable.

Q:  IS THE SETTLEMENT DILUTIVE TO SHAREHOLDERS?

A: The approximately 18.3 million shares, although not registered, have always been included in the total outstanding share count calculations. Once registered, Cendant will be able to sell them in the market at a time of their own choosing and in amounts of their own choosing.

Q:  HOW WILL THE SETTLEMENT IMPACT HOMESTORE'S FINANCIAL PERFORMANCE?

A: Going forward, Homestore expects to continue conducting business with many of Cendant's affiliates, including Cendant's owned brokerages, their independent franchisees, and individual agents. Homestore expects to earn the business by providing a range of media and technology solutions that improve productivity and profitability. Other than revenue related to the maintenance of the customer application of the Top Producer software program and certain revenue related to hosting images on Cendant's listings, Homestore does not anticipate any on-going revenue from Cendant at the corporate level.

Q:  IS HOMESTORE USING MUCH OF ITS CASH ON THIS SETTLEMENT?
A:   No.  Other than as set forth above, there is no cash cost to Homestore.


"This Q&A does not constitute an offer of any securities for sale."

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